EXHIBIT 10.1



                        AGREEMENT OF PURCHASE AND SALE
                         ------------------------------
             [The Courts on Pear Ridge Apartments, Dallas, Texas]

This  Agreement of Purchase and Sale  ("Agreement")  is made and entered into by and between Purchaser and Seller.

                                    RECITALS
                                    --------

A. Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B. Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth, herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

                          ARTICLE 1 - BASIC INFORMATION
                          -----------------------------

     1.1 CERTAIN BASIC TERMS. The following defined terms shall have the meanings set forth below:

        1.1.1  Seller:            PS  II  Real  Estate  Limited  Partnership,  a
                                  Delaware limited partnership

        1.1.2  Purchaser:         Cornerstone Realty Income Trust, Inc.

        1.1.3  Purchase Price:    $11,500,000.00

        1.1.4  Earnest Money:     $100,000   (the  "Initial   Earnest   Money"),
                                  including interest thereon, to be deposited in
                                  accordance  with  Section  3.1  below,  to  be
                                  increased by $100,000 (the "Additional Earnest
                                  Money") to $200,000,  plus  interest  thereon,
                                  pursuant to Section 3.1, plus, if deposited in
                                  accordance   with  Section  7.1  hereof,   the
                                  Extension Earnest Money.

        1.1.5  Title Company:     Title  Network,  Ltd.  (as agent for  Fidelity
                                  National Title Insurance Company)
                                  2301 Ohio Drive, Suite 202
                                  Plano, Texas 75093
                                  Attn: Tim Crisp
                                  Telephone: (972) - 596-8804
                                  Facsimile: (972) - 867-0619

        1.1.6  Escrow Agent:      Title  Network,  Ltd.  (as agent for  Fidelity
                                  National Title Insurance Company)
                                  2301 Ohio Drive, Suite 202
                                  Plano, Texas 75093
                                  Attn: Tim Crisp
                                  Telephone: (972) - 596-8804
                                  Facsimile: (972) - 867-0619

        1.1.7  Broker:            The Apartment Group

        1.1.8  Effective Date:    The date on which this  Agreement  is executed
                                  by the latter to sign of Purchaser or Seller, as indicated on the signature page of this Agreement.

        1.1.9  Property
               Information
               Delivery Date:     The date  which is five  (5)  days  after  the
                                  Effective Date.

        1.1.10 Title Commitment
               Delivery Date:     The date  which is five  (5)  days  after  the
                                  Effective Date.


        1.1.11 Survey Delivery
               Date: The date which is five (5) days after the Effective Date.

        1.1.12 Title and Survey
               Review Period:     The   period   ending   ten  (10)  days  after
                                  Purchaser's   receipt  of  the  Initial  Title
                                  Commitment and the initial Survey, but in any event not later than the expiration of the Inspection Period.

        1.1.13 Inspection Period: The period beginning on the Effective Date and ending November 5, 1998.

        1.1.14 Closing Date:      November   18,   1998   subject  to   possible
                                  extension as provided in Section 7.1.


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



     1.2 CLOSING COSTS. Closing costs shall be allocated and paid as follows:

------------------------------------------------------------------------------------------------------
COST                                                                                 RESPONSIBLE PARTY
------------------------------------------------------------------------------------------------------
Title Commitment required to be delivered pursuant to Section 5.1                   Seller
------------------------------------------------------------------------------------------------------
Premium for standard form Title Policy required to be delivered pursuant to         Seller
Section 5.4
------------------------------------------------------------------------------------------------------
Premium for any  upgrade of Title  Policy for  extended or  additional  coverage    Purchaser
and any endorsements desired by Purchaser, any inspection fee charged by the Title
Company,  tax certificates,  municipal and  utility lien certificates, and   any
other Title Company charges
------------------------------------------------------------------------------------------------------
Costs of Survey and/or any revisions,  modifications or recertifications thereto    Purchaser
------------------------------------------------------------------------------------------------------
Costs of UCC Searches                                                               Purchaser
------------------------------------------------------------------------------------------------------
Recording Fees for the Deed                                                         Seller
------------------------------------------------------------------------------------------------------
Any deed taxes, documentary stamps, transfer taxes, intangible  taxes,  mortgage    Purchaser
taxes or other similar taxes, fees or assessments
------------------------------------------------------------------------------------------------------
Any escrow fee charged by Escrow Agent for holding the Earnest Money or             Purchaser 1/2
conducting the Closing                                                              Seller 1/2
------------------------------------------------------------------------------------------------------
Real Estate Sales Commission to Broker                                              Seller
------------------------------------------------------------------------------------------------------
All other closing costs, expenses, charges and fees --                              Purchaser
------------------------------------------------------------------------------------------------------

     1.3 NOTICE ADDRESSES:

     Purchaser: Cornerstone Realty Income       Copy to: Zuckerbrod & Taubenfeld
                Trust, Inc.                              575 Chestnut Street
                306 East Main Street                     P.O. Box 488
                Richmond, Virginia 23219                 Cedarhurst, NY 11516
                Attention: Mr. Gus G. Remppies           Attn: Harry Taubenfeld, Esq.
                Telephone:__________________             Telephone: (516) 374-3133
                Facsimile: (804) 782-9302                Facsimile: (516) 374-3490

     Seller:    PS II Real Estate Limited       Copy to: Haynes and Boone, L.L.P.
                Partnership,                             901 Main Street
                a Delaware limited partnership           Suite 3100
                c/o Archon Group                         Dallas, Texas 75202
                600 Las Colinas Blvd., Ste. 1900         Attn: C. Bradford Lowry, Esq.
                Irving, Texas 75039                      Telephone: 214-651-5515
                Attn: Mr. Paul Harris                    Facsimile: 214-651-5940
                Telephone: 972-868-2417
                Facsimile: 972-831-2280


     1.4 INDEX OF CERTAIN ADDITIONAL DEFINED TERMS:

Asset Manager ................................................... Section 12.18
Asset Manager's Employee .......................................... Section 9.3
Assignment ................................................... Subsection 7.3.2
CERCLA ........................................................... Section 11.3


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Closing.............................................................Section 7.1
Deed ..........................................................Subsection 7.3.1
Designated Representative(s) .....................................Section 12.20
Due Diligence Termination Notice ...................................Section 4.1
ERISA .......................................................  Subsection 7.4.3
Hazardous Materials ...............................................Section 11.4
Improvements ..................................................Subsection 2.1.1
Independent Consideration ..........................................Section 3.2
Intangible Personal Property ..................................Subsection 2.1.4
Land ..........................................................Subsection 2.1.1
Lease Files ...................................................Subsection 4.2.1
Material Damage ...............................................Subsection 2.1.2
Permitted Exceptions ...............................................Section 5.3
Permitted Outside Parties ..........................................Section 4.8
Property ...........................................................Section 2.1
Property Documents .................................................Section 4.5
RCRA ..............................................................Section 11.3
Real Property .................................................Subsection 2.1.1
Reports ............................................................Section 4.4
Rules ............................................................Section 12.21
Seller's Casualty Termination Notice ..........................Subsection 6.2.1
Survey .............................................................Section 5.2
Tangible Personal Property ....................................Subsection 2.1.3
Taxes ..............................................................Section 8.1
Tenant Receivables ............................................Subsection 8.1.3
Title Commitment ...................................................Section 5.1
Title Policy .......................................................Section 5.4
Unbilled Tenant Receivables .................................Subsection 8.1.3(a)
Uncollected Tenant Receivables ..............................Subsection 8.1.3(a)


                              ARTICLE 2 - PROPERTY
                              --------------------

     2.1 Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property):

          2.1.1 REAL PROPERTY. The land described in Exhibit A attached hereto (the "Land"), together with (i) all improvements located thereon, including that certain 242-unit apartment complex ("Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (iii) without warranty, all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the "Real Property").

          2.1.2 LEASES. All of Seller's right, title and interest, without warranty, in all leases of the Real Property, including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "Leases").


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


          2.1.3 TANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, without warranty, in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, including those items listed on Exhibit G hereto, but specifically excluding any items of personal property owned by tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the "Tangible Personal Property ).

          2.1.4 INTANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, if any, without warranty, in all intangible personal property related to the Real Property and the Improvements, including, without limitation: all trade names and trade marks associated with the Real Property and the Improvements, including Seller's rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable); warranties (to the extent assignable); contract rights related to the construction, operation, ownership or management of the Real Property, if any (but only to the extent assignable and Seller's obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); governmental permits,  approvals  and  licenses,  if any  (to  the  extent  assignable);  and telephone exchange numbers (to the extent assignable) (collectively the "Intangible Personal Property").


                            ARTICLE 3 - Earnest Money
                            -------------------------

     3.1 DEPOSIT AND INVESTMENT OF EARNEST MONEY. Within three (3) business days after the Effective Date, Purchaser shall deposit the Initial Earnest Money with Escrow Agent. If upon the expiration of the Inspection Period, this Agreement is still in force and effect, Purchaser shall, no later than the last day of the Inspection Period, deposit the Additional Earnest Money, if any, as specified in Subsection 1.1.4 above, with Escrow Agent. Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account.

     3.2 INDEPENDENT CONSIDERATION, Simultaneously with the delivery of the Initial Earnest Money to the Title Company by the Purchaser, Purchaser shall pay to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller's performance under this Agreement ("Independent Consideration"), which shall be retained by Seller, in all instances, and shall not be applied against the Purchase Price.

     3.3 FORM; FAILURE TO DEPOSIT. The Earnest Money and Independent Consideration shall be in the form of a certified or cashier's check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any Portion of the Earnest Money or the Independent Consideration within the time periods required, Seller may terminate this Agreement by written notice to Purchaser, in which event the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof (and to the extent any deposits have been made by Purchaser, same shall be returned to Purchaser).

     3.4 DISPOSITION OF EARNEST MONEY. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. However, if Purchaser elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Section 4.5, Escrow Agent shall pay the entire Earnest Money to Purchaser one (1) business day following receipt of the Due Diligence Termination Notice from Purchaser (as long as the current investment can be liquidated and disbursed in one business day). No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent if Purchaser terminates this Agreement pursuant to Section 4.5. In the event of a termination of this Agreement by either Seller or Purchaser for any reason other than pursuant to Section 4.5, Escrow Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth (10th) business day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.


                            ARTICLE 4 - DUE DILIGENCE
                            -------------------------

     4.1 DUE DILIGENCE MATERIALS TO BE DELIVERED. To the extent such items are in Seller's possession, Seller shall deliver to Purchaser the following (the "Property Information") on or before the Property Information Delivery Date:

          4.1.1 RENT ROLL. A current rent roll ("Rent Roll") for the Property;

          4.1.2 FINANCIAL INFORMATION. Copy of operating statements and a summary of capital expenditures pertaining to the Property for the twelve (12) months preceding the Effective Date of this Agreement or such lesser period as Seller has owned the Property ("Operating Statements";

          4.1.3 LEASE FORM. Copy of Seller's current standard lease form;

          4.1.4 ENVIRONMENTAL REPORTS. Copy of any environmental reports or site assessments related to the Property prepared for the benefit of Seller;

          4.1.5 TAX STATEMENTS. Copy of ad valorem tax statements relating to the Property for the current tax period;

          4.1.6 TITLE AND SURVEY. Copy of Seller's most current title insurance information and survey of the Property;

          4.1.7 SERVICE CONTRACTS. A list, together with copies, of service, supply, equipment rental, and other service contracts related to the operation of the Property ("Service Contracts");

          4.1.8 PERSONAL PROPERTY. A list of Tangible Personal Property; and

          4.1.9 [RESERVED]

     4.2 DUE DILIGENCE MATERIALS TO BE MADE AVAILABLE. To the extent such items are in Seller's possession, Seller shall make available to Purchaser for Purchaser's review, at Seller's option at either the offices of Seller's Asset Manager or property manager or at the Property, the following items and information (the "Additional Property Information") on or before the Property Information Delivery Date, and Purchaser at its expense shall have the right to make copies of same:

          4.2.1 LEASE FILES. The lease files for all tenants, including the Leases, amendments, guaranties, any letter agreements and assignments which are then in effect ("Lease Files");

          4.2.2 MAINTENANCE RECORDS AND WARRANTIES. Maintenance work orders for the twelve (12) months preceding the Effective Date of this Agreement and warranties, if any, on roofs, air conditioning units, fixtures and equipment;

          4.2.3 PLANS AND SPECIFICATIONS. Building plans and specifications relating to the Property; and

          4.2.4 LICENSES, PERMITS AND CERTIFICATES OF OCCUPANCY. Licenses, permits and certificates of Occupancy relating to the property.

     4.3 PHYSICAL DUE DILIGENCE. Commencing on the Effective Date and continuing until the Closing, Purchaser shall have reasonable access to the Property all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (i) Purchaser must give Seller twenty-four (24) hours' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller's prior written consent (which consent may be given, withheld or conditioned in Seller's sole discretion), (ii) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place reasonable amounts of comprehensive general liability insurance and workers compensation insurance for its activities on the Property in terms and amounts reasonably satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall name Seller and Asset Manager as additional insureds thereunder, and (iii) all such tests shall be conducted by Purchaser in Compliance with Purchaser's responsibilities set forth in below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests. Subject to the provisions of Section 4.8 hereof, Purchaser or Purchaser's representatives may meet with any tenant; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance, by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of Section 4.8 hereof,
Purchaser or Purchaser's representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires.

     4.4 [Reserved]

     4.5 DUE DILIGENCE/TERMINATION RIGHT. Purchaser shall have through the last day of the Inspection Period in which to (i) examine, inspect, and investigate the Property Information and the Additional Property Information (collectively, the "Property Documents") and the Property and, in Purchaser's sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (ii) obtain all necessary internal approvals, and (iii) satisfy all other contingencies of Purchaser. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the 'Due Diligence Termination Notice ") on or before the last day of the Inspection Period. If Purchaser does not give a Due Diligence Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to Section 4.4 and this Section 4.5, and Purchaser shall be deemed to have acknowledged that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers important.

     4.6 RETURN OF DOCUMENTS AND REPORTS. If this Agreement terminates for any reason other than Seller's default hereunder, Purchaser shall promptly return and/or deliver to Seller all Property Documents and copies thereof. Purchaser's obligation to deliver the Property Documents to Seller shall survive the termination of this Agreement.

     4.7 SERVICE CONTRACTS. On or prior to the last day of the Inspection Period, Purchaser will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Purchaser requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee. Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts (i) that Purchaser has agreed to assume, or that Purchaser is obligated to assume pursuant to this Section 4.7, and (ii) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing. Notwithstanding the foregoing, Seller's existing management agreement for the Property will be terminated as of Closing.

     4.8 PROPRIETARY INFORMATION; CONFIDENTIALITY. Purchaser acknowledges that the Property Documents are proprietary and confidential and will be delivered to Purchaser solely to assist Purchase in determining the feasibility of Purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those Persons who are responsible for determining the feasibility of Purchaser's acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, "Permitted Outside Parties"). At any time and from time to time, within two (2) business days after Seller's request, Purchaser shall deliver to Seller a list of all parties to whom Purchaser has provided any Property Documents or any information taken from the Property Documents, Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.8. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Seller will not disclose the pertinent terms of this transaction to any third party other than those persons and entities who, in Seller's ordinary course of business, have a need to know such terms, including, without limitation, Seller's property managers, brokers, agents, attorneys, consultants, accountants, auditors, contractors, lenders, investors and prospective investors or purchasers, and except as otherwise required by law or in connection with any legal proceeding.

     4.9 NO REPRESENTATION OR WARRANTY BY SELLER. Purchaser acknowledges that, except as expressly set forth in this Agreement, neither Seller nor Asset Manager has made nor makes any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller and Asset Manager. Seller and Asset Manager expressly disclaim any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller and Asset Manager have not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser. Seller confirms, however, that the Property Documents are maintained by Seller in the ordinary course of Seller's business.

     4.10 PURCHASER'S RESPONSIBILITIES. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall: (i) not disturb the tenants or interfere with their use of the Property pursuant to their respective Leases; (ii) not interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, Asset Manager, or their respective agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply with all applicable laws;
(vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder;
(viii) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section
4.8 above, or except as may be otherwise required by law.


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     4.11 PURCHASER'S  AGREEMENT TO INDEMNIFY.  Upon timely notice with right to defend, Purchaser indemnifies and holds Seller and Asset Manager harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of Purchaser's inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.3, 4.8 and 4.10; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser's actions do not aggravate any pre-existing liability of Seller. Purchaser also indemnifies and holds any tenant harmless from and against any and all claims, causes of action, damages, liabilities and expenses which such tenant may suffer or incur due to Purchaser's breach of its obligation under Section 4.8 above to maintain the confidential nature of any Property Documents or other information relative to such tenant. Purchaser's obligations under this Section 4.11 shall survive the termination of this Agreement and shall survive the Closing for a period of one (1) year.

     4.12 ENVIRONMENTAL STUDIES; SELLER'S RIGHT TO TERMINATE. As additional consideration for the transaction contemplated in this Agreement, Purchaser may provide to Seller, immediately following the receipt of same by Purchaser, copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. Seller acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports. Notwithstanding Section 4.11 above, Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller's reliance thereon or arising out of the fact that Purchaser merely conducted such tests or studies, so long as Purchaser's actions do not aggravate any preexisting liability of Seller. In the event that such reports, tests or studies indicate the existence or reasonable potential existence of any contamination of any portion of the Property that is not disclosed in the Property Documents and that is material
(meaning that the reasonably estimated cost of remediation and/or other liability associated therewith, as determined by Seller's environmental consultants, exceeds $50,000.00), then Seller may terminate this Agreement by giving written notice to Purchaser within ten (10) business days after Purchaser has provided Seller with copies of such reports, tests or studies, whereupon the Earnest Money shall be returned to Purchaser, the parties shall have no further obligations hereunder except for obligations that expressly survive the termination hereof, and seller shall pay to Purchaser an amount equal to the lesser of (A) Purchaser's actual out-of-pocket expenditures incurred directly in connection with negotiating this Agreement and/or conducting due diligence activities contemplated hereunder (including a reasonable allowance for in-house expenses), or (B) Twenty-Five Thousand and No/100 Dollars ($25,000.00), provided, however, that Purchaser must make written demand of Seller for such reimbursement and provide Seller reasonable supporting documentation of actual expenditures within thirty (30) days of the termination of this Agreement, and if Purchaser fails to provide such written demand and supporting documentation within such thirty (30) day period, then Purchaser shall be deemed to have forever waived its right to recover any amount from Seller.

                          ARTICLE 5 - TITLE AND SURVEY
                          ----------------------------

     5.1 TITLE COMMITMENT. Seller shall cause to be prepared and delivered to Purchaser on or before the Title Commitment Delivery Date: (i) a current commitment for title insurance or preliminary title report (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price and on a Texas T-1 Standard Form commitment, with Purchaser as the proposed insured, and (ii) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.

     5.2 NEW OR UPDATED SURVEY. Purchaser may elect to obtain a new survey or revise, modify, or re-certify an existing survey ("Survey") as necessary in order for the Title Company to delete the survey exception from the Title Policy or to otherwise satisfy Purchaser's objectives.

     5.3 TITLE REVIEW. During the Title Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller shall have no obligation to cure title objections except financing liens and mechanic's and materialman's liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing and mechanic's and materialman's liens. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser's consent (if requested, such consent shall not be unreasonably withheld or delayed). The term "Permitted Exceptions" shall mean: the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period; real estate taxes not yet due and payable; tenants under the Leases; and any licensees under any Service Contracts not terminated as of Closing.

     5.4 DELIVERY OF TITLE POLICY at CLOSING. In the event that the Title Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an owner'S title policy in accordance with the Title Commitment, insuring Purchaser's title to the property in the amount of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions (the "Title Policy"), Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.


                     ARTICLE 6 - OPERATIONS AND RISK OF LOSS
                     ---------------------------------------

     6.1 ONGOING OPERATIONS. From the Effective Date through Closing:

          6.1.1 LEASES AND SERVICE CONTRACTS. Seller will perform its material obligations under the Leases and Service Contracts.

          6.1.2 NEW CONTRACTS. Except as provided in Subsection 6.1.4, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than thirty (30) days' prior notice.

          6.1.3 MAINTENANCE OF IMPROVEMENTS; REMOVAL OF PERSONAL PROPERTY. Subject to Sections 6.2 and 6.3, Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller's maintenance of the Improvements during Seller's period of ownership. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as existed as the removed item of Tangible Personal Property.

          6.1.4 LEASING. Seller will continue to lease apartment units in the Improvements in the ordinary course of business up to the date of Closing, including, without limitation, a continuation of its efforts to re-lease units in the ordinary course of business that may be vacated during the term of this Agreement. Any units that have been vacant for more than seven (7) days as of Closing will be delivered to Purchaser in a "rent ready" condition consistent with Seller's ordinary course of business. Further, Seller will not enter into any new leases with a term of more than one (1) year, and any new leases entered into will be for residential purposes only.

     6.2 DAMAGE. If prior to Closing the Property is damaged by fire or other casualty, Seller shall estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller's estimation (the "Casualty Notice") as soon as reasonably possible after the occurrence of the casualty.

          6.2.1 MATERIAL. In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, Purchaser may, at its option, terminate this Agreement by delivering written notice to Seller on or before the expiration of thirty (30) days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the parties the full thirty-day period to make such election and to obtain insurance settlement agreements with Seller's insurers). Upon any such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If Purchaser does not terminates this Agreement within said thirty (30) day period, then the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller's rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies (but the amount of the deductible plus insurance proceeds shall not exceed the lesser of (A) the cost of repair or (B) the Purchase Price and a pro rata share of the rental or business loss proceeds, if any). For the purposes of this Agreement, "Material Damage" and "Materially Damaged" means damage which, in Seller's reasonable estimation, exceeds $100,000.00 to repair or which, in Seller's reasonable estimation, will take longer than ninety (90) days to repair.

          6.2.2 NOT MATERIAL. If the Property is not Materially Damaged, then neither Purchaser nor Seller shall have the right to terminate this Agreement, and Seller shall, at its option, either (i) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser, or (ii) credit Purchaser at Closing for the reasonable cost to complete the repair plus a pro rata share of the rental or business loss proceeds, if any, applicable to the period of time after Closing (in which case Seller shall retain all insurance proceeds and Purchaser shall assume full responsibility for all needed repairs).

     6.3 CONDEMNATION. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten (10) days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten-day period to make such election), either: (i) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter, If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (ii) above.


                              ARTICLE 7 - CLOSING
                              -------------------

     7.1 CLOSING. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of Escrow Agent (or such other location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. Purchaser shall have a one-time right to extend the Closing to November 25, 1998 by (i) notifying Seller in writing of said extension at least ten (10) days prior to the then scheduled Closing, and
(ii) simultaneously with delivery of the written notice of extension to Seller, depositing with the Title Company in good funds the additional sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Extension Earnest Money") to be held by the Title Company as part of the Earnest Money. Purchaser shall have waived its right to extend the Closing in accordance with this Section 7.1 if it does not deliver the written notice and the Extension Earnest Money within the time required above.

     7.2 CONDITIONS TO PARTIES' OBLIGATION TO CLOSE. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

          7.2.1    REPRESENTATIONS    AND   WARRANTIES.    The   other   party's
representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

          7.2.2 DELIVERIES. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing; and

          7.2.3 ACTIONS, SUITS, ETC. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect the operation or value of the Property or the other party's ability to perform its obligations under this Agreement.

     So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date, or elect to close notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close, notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing.

     7.3 SELLER'S DELIVERIES IN ESCROW. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

          7.3.1 DEED. A special warranty or other limited warranty deed (as Seller's local counsel or Title Company shall advise, warranting title only against any party claiming by, through or under Seller) in form acceptable for recordation under the law of the state where the Property is located and restating (in summary form) the provisions of Article 11 hereof and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller's interest in the real Property (the "Deed");

          7.3.2  BILL OF  SALE,  ASSIGNMENT  AND  ASSUMPTION.  A Bill  of  Sale,
Assignment and Assumption of Leases and Contracts in the form of Exhibit B attached hereto (the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser, without warranty, Seller's right, title and interest in and to the Property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

          7.3.3 CONVEYANCING OR TRANSFER TAX FORMS OR RETURNS. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

          7.3.4 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

          7.3.5 AUTHORITY. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

          7.3.6 ADDITIONAL DOCUMENTS. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including, without limitation, a customary owner's affidavit sufficient to permit the Title Company to delete the "standard" printed exceptions from the Title Policy (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement);

          7.3.7 UPDATED RENT ROLL. An updated rent roll, dated within five (5) business days of Closing; and

          7.3.8 EVIDENCE OF TERMINATION OF MANAGEMENT AGREEMENT. Evidence reasonably satisfactory to Purchaser of termination, effective as of Closing, of Seller's property management agreement for the Property,

     7.4 PURCHASER'S DELIVERIES IN ESCROW. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

          7.4.1 BILL OF SALE, ASSIGNMENT AND ASSUMPTION. The Assignment, executed and acknowledged by Purchaser;

          7.4.2 ERISA LETTER. A letter to Seller in the form of Exhibit C attached hereto duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

          7.4.3 CONVEYANCING OR TRANSFER TAX FORMS OR RETURNS. Such Conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of Real Property; and

              7.4.4 ADDITIONAL DOCUMENTS. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

     7.5 CLOSING STATEMENTS. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

     7.6 PURCHASE PRICE. At or before 1:00 p.m. local time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent's escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

     7.7 POSSESSION. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

     7.8 DELIVERY OF BOOKS AND RECORDS. After the Closing, Seller shall deliver to the offices of Purchaser's property manager or to the Real Property to the extent in Seller's or its property manager's possession or control: Lease Files; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all advertising materials; booklets; keys; and other items, if any, used in the operation of the Property.

     7.9 NOTICE TO TENANTS. Seller and Purchaser shall deliver to each tenant immediately after the Closing a notice regarding the sale in substantially the form of Exhibit D attached hereto, or such other form as may be required by applicable state law.

     7.10 TITLE POLICY. The party obligated to pay for the Title Policy in accordance with Section 1.2 shall pay the premium therefor and use reasonable efforts to cause the Title Company to issue the Title Policy (or a final commitment to issue same) at Closing in accordance with Section 5.4 hereof


                 ARTICLE 8 - PRORATIONS, DEPOSITS, COMMISSIONS
                 ---------------------------------------------

     8.1 PRORATIONS. At Closing, the following items shall be prorated as of the date of Closing with all items of income and expense for the Property being borne by Purchaser from and after (but including) the date of Closing: Tenant Receivables and other income and rents; fees and assessments; prepaid expenses and obligations under Service Contracts as are assumed by Purchaser pursuant to this Agreement; accrued operating expenses; real and personal ad valorem taxes ("Taxes"); and any assessments by private covenant for the then current calendar year of Closing. Specifically, the following shall apply to such prorations:

          8.1.1 TAXES. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing. Any additional Taxes relating to the year of Closing or prior years arising out of a change in the use of the Real Property or a change in ownership shall be assumed by Purchaser effective as of Closing and paid by Purchaser when due and payable, and Purchaser shall indemnify Seller from and against any all such Taxes, which indemnification obligation shall survive the Closing.

          8.1.2 UTILITIES. Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall ensure that all utility meters are read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

          8.1.3 TENANT RECEIVABLES. Rents due from tenants under Leases and operating expenses and/or taxes payable by tenants under Leases (collectively, "Tenant Receivables") shall be apportioned on the basis of the period for which the same is payable and if, as and when collected, as follows:

          (a) Purchaser shall apply rent and other income received from tenants under Leases after Closing in the following order of priority: (i) first, to payment of the current Tenant Receivables then due for the month in which the Closing Date occurs, which amount shall be apportioned between Purchaser and Seller as of the Closing Date as set forth in Section 8.1 hereof (with Seller's portion thereof to be delivered to Seller); (ii) second, to payment of Tenant Receivables first coming due after Closing but applicable to the period of time before Closing, including, without limitation, the Tenant Receivables described in Subsection 8.1.3(b) below (collectively, "Unbilled Tenant Receivables"), which amount shall be delivered to Seller; (iii) third, to Tenant Receivables first coming due after Closing and applicable to the period of time after Closing, which amount shall be retained by Purchaser; and (iv) thereafter, to delinquent Tenant Receivables which were due and payable as of Closing but not collected by Seller as of Closing (collectively, "Uncollected Delinquent Tenant Receivables"), which amount shall be delivered to Seller. Notwithstanding the foregoing, Seller shall have the right to pursue the collection of Uncollected Delinquent Tenant Receivables for a period of one (1) year after Closing without prejudice to Seller's rights or Purchaser's obligations hereunder, provided, however, Seller shall have no right to cause any such tenant to be evicted or to exercise any other "landlord" remedy (as set forth in such tenant's Lease) against such tenant other than to sue for collection. Any sums received by Purchaser to which Seller is entitled shall be held in trust for Seller on account of such past due rents Payable to Seller, and Purchaser shall remit to Seller any such sums received by Purchaser to which Seller is entitled within ten (10) business days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys' fees, court costs and disbursements, if any. Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any Period after the Closing Date, Seller shall remit to Purchaser that portion of the monies so received by Seller to which Purchaser is entitled within ten
(10) business days after receipt thereof. With respect to Unbilled Tenant Receivables, Purchaser covenants and agrees to (A) bill the same when billable and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due. The provisions of this Subsection 8.1.3(a) shall survive the Closing for a period of six (6) months.

          (b) Without limiting the generality of the requirements of Subsection 8.1.3(a)(ii) above, if the final reconciliation or determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Seller to Purchaser,

Purchaser's  pro rata portion  shall be paid by Seller to  Purchaser  within ten
(10) business days of such final determination under the Leases. If the final determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Purchaser to Seller, Purchaser shall, within ten (10) business days of such final determination, remit to Seller's portion of operating expenses and/or taxes for the period up to and including the Closing Date, if, as and when received. Purchaser agrees to receive and hold any monies received on account of such past due expenses and/or taxes in trust for Seller and to pay same promptly to Seller as aforesaid. The provisions of this Subsection 8.1.3(b) shall survive the Closing.

     8.2 RENT CONCESSIONS. If and to the extent Seller has committed to give any future monetary rent concessions to tenants under existing Leases to which Purchaser would become liable as of Closing, then Seller shall credit Purchaser at Closing for the amount of any such concessions.

     8.3 CLOSING COSTS. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

     8.4 FINAL ADJUSTMENT AFTER CLOSING. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. All such rights and obligations shall survive the Closing.

     8.5 TENANT DEPOSITS. All tenant security deposits collected and not applied by Seller (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits, but only to the extent they are credited or transferred to Purchaser.

     8.6 COMMISSIONS. Seller shall be responsible to Broker for a real estate sales commission at Closing (but only in the event of a Closing in strict accordance with this Agreement) in accordance with a separate agreement between Seller and Broker. Broker may share its commission with any other licensed broker involved in this transaction, but the Payment of the commission by Seller to Broker shall fully satisfy any obligations of Seller to pay a Commission hereunder. Under no circumstances shall Seller owe a commission or other compensation directly to any other broker, agent or person. Any cooperating broker shall not be an affiliate, subsidiary or related in any way to Purchaser. Other than as stated above in this Section 8.6, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any Person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.

                   ARTICLE 9 - REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

     9.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that:

          9.1.1 ORGANIZATION AND AUTHORITY. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

          9.1.2 CONFLICTS AND PENDING ACTIONS. There is no agreement to which Seller is a party or, to Seller's knowledge, that is binding on Seller which is in conflict with this Agreement. To Seller's knowledge, there is no action or proceeding pending or threatened against Seller or relating to the Property, which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

          9.1.3 TITLE TO PROPERTY. Seller owns fee simple title to the Real Property and has the power to convey same in accordance with the terms of this Agreement.

          9.1.4 SERVICE CONTRACTS. To Seller's knowledge, the list of Service Contracts to be delivered to Purchaser pursuant to this Agreement will be correct and complete as of the date of its delivery.

          9.1.5 NOTICES FROM GOVERNMENTAL AUTHORITIES. To Seller's knowledge, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, or any part thereof (including environmental laws pertaining to Hazardous Materials), that has not been corrected.

          9.1.6 NON-FOREIGN. Seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

     9.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that:

          9.2.1 ORGANIZATION AND AUTHORITY. Purchaser has been duly organized and is validly existing as a_____________ in good standing in the State of ______________ and is qualified to do business in the state in which the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

          9.2.2 CONFLICTS AND PENDING ACTION. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

     9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Article 9 are made as of the date of this Agreement and, except in the case of Subsection 9.1.5, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of six (6) months (the "Survival Period,"). Terms such as "to Seller's knowledge," "to the best of Seller's knowledge" or like phrases mean the actual present and conscious awareness or knowledge of Helen Griffin, asset manager of the Property ("Asset Manager's Employee"), without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Asset Manager's Employee or any other officer or employee of Seller or its Asset Manager, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, but only on the following conditions: (i) the party bringing the action for breach first learns of the breach after within the Survival Period, and (ii) neither part shall have Closing and files such action the light to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $15,000.00. Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing. Furthermore, Purchaser agrees that the maximum liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement is limited to $450,000.00. The Provisions of this Section 9.3 shall survive the Closing, Any breach of a representation or warranty that occurs prior to Closing shall be governed by Article 10.

     9.4 LEAD BASED PAINT DISCLOSURE. N/A


                        ARTICLE 10 - DEFAULT AND REMEDIES
                        ---------------------------------

     10.1 SELLER'S REMEDIES. If Purchaser fails to Perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser's representations or warranties are breached in any material respect, Seller shall be entitled, as its sole remedy (except as Provided in Sections 4.11, 8.6, 10.3 and 10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this Section 10.1 or in Exhibit F to the contrary, in the event of Purchaser's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property. In all other events Seller's remedies shall be limited to those described in this Section 10.1 and Sections 4.11, 8.6, 10.3 and 10.4 hereof. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser under this Agreement.

     10.2 PURCHASER'S REMEDIES. If Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller's representations or warranties are breached in any material respect, Purchaser shall elect, as its sole remedy, either to (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money, (ii) enforce specific performance, or (iii) waive said failure or breach and proceed to Closing. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if
Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten (10) business days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within four (4) months following the scheduled Closing Date. Purchaser's remedies shall be limited to those described in this Section 10.2 and Sections 10.3 and 10.4 hereof. If, however, the equitable remedy of specific Performance is not available, Purchaser may seek any other right or remedy available at law or in equity; provided, however, that in no event shall Seller's liability exceed the lesser of (i) $100,000.00 or (ii) the actual reasonable out-of-pocket expenses incurred by Purchaser and paid (A) to Purchaser's attorneys in connection with the negotiation of this Agreement and (B) to unrelated and unaffiliated third Party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to Article 4 (with a reasonable allowance for in-house expenses). For purposes of this provision, specific performance shall be considered not available to Purchaser only if a court of competent jurisdiction determines conclusively that Purchaser is entitled to specific performance on the merits Of its claim but said court is unable to enforce specific performance due to reasons beyond the control of the court. IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

     10.3 ATTORNEYS' FEES. In the event either party hereto employs an attorney in and connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees expenses, including attorneys' fees, incurred in connection with such transaction.

     10.4 OTHER EXPENSES. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.


                ARTICLE 11 - DISCLAIMERS, RELEASE AND INDEMNITY
                -----------------------------------------------

     11.1 DISCLAIMERS BY SELLER. Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Asset Manager have not at any time made and are not now making, and they specifically disclaim, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to (i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or, any portion thereof may be, subject, (ix) the availability of way utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining Property,
(xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on. or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills,
(xv) the merchantability of the Property or fitness of the Property for any Particular purpose, (xvi) the truth, accuracy or completeness of the Property Documents, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

     11.2 SALE "AS IS, WHERE IS." Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "AS IS, WHERE IS, WITH ALL FAULTS," except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statement representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, the Asset Manager of the Property, or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser's inspections and investigations.

PURCHASER'S INITIALS /s/ GGR
                    --------

     11.3 SELLER RELEASED FROM LIABILITY. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller and Asset Manager from all responsibility and liability, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever. Purchaser further hereby WAIVES (and by closing this transaction will be deemed to have waived) any and all objections to or complaints regarding (including, but not limited to, federal, state and common law based actions), or any private right of action under, state and federal law to which the Property is or may be subject, including, but not limited to, CERCLA, RCRA, physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste, and Hazardous Materials on, under, adjacent to or other-wise affecting the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions, on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.

     11.4 "HAZARDOUS MATERIALS" DEFINED. For purposes hereof, "Hazardous Materials" means "Hazardous Material" means "Hazardous Substance," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible, and infectious materials.

     11.5 INDEMNITY. Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, and expenses of any kind or nature which arise or accrue after Closing and which are in any way related to the ownership, maintenance, or operation of the Property by Purchaser and its successors and assigns, including, without limitation, in connection with Hazardous Materials.

     11.6 SURVIVAL. The terms and conditions of this Article 11 shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be incorporated into the Deed.

     Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

                           ARTICLE 12 - MISCELLANEOUS

     12.1 PARTIES BOUND; ASSIGNMENT. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (i) the Assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser, (ii) all of the Earnest Money must have been delivered in accordance herewith, (iii) the Inspection Period shall be deemed to have ended, (iv) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser's obligations, and (v) a copy Of the fully executed written assignment and assumption agreement shall be delivered to Seller at least ten (10) days prior to Closing.

     12.2 HEADINGS. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scopew or meaning of the language hereof.

     12.3 INVALIDITY AND WAIVER. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

     12.4 GOVERNING LAW. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

     12.5 SURVIVAL. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

     12.6 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     12.7 TIME. Time is of the essence in the performance of this Agreement.

     12.8 CONFIDENTIALITY. Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of Seller; provided, however, that Purchaser may, subject to the provisions of Section 4.8, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser. Seller will not disclose the pertinent terms of this transaction to any third party other than those persons and entities who, in Seller's ordinary course of business, have a need to know such terms including, without limitation, Seller's property managers, brokers, agents, attorneys, consultants, accountants, auditors, contractors, lenders, investors and prospective investors or purchasers, and except as otherwise required by law or in connection with any legal proceeding.

     12.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section
1.3. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier, (iii) by personal delivery, or (iv) by facsimile, evidenced by confirmed receipt. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 8:00 a.m. and 5:00 p.m. of any business day with delivery made after such hours to be deemed received the following business day. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

     12.10 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction -


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



to the effect that any ambiguities are to be resolved against the drafting party
- shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

     12.11 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located.

     12.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counter-parts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 12.9 other than facsimile.

     12.13 NO RECORDATION. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written Consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof.

     12.14 FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

     12.15 DISCHARGE OF OBLIGATIONS. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

     12.16 ERISA. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisors or consultants, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.

     12.17 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller, Asset Manager and Purchaser only and are not for the benefit of any third party (other than Asset Manager), and accordingly, shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing, except that a tenant of the Property may enforce Purchaser's indemnity obligation under Section 4.11 hereof.

     12.18 ASSET MANAGER: DESIGNATED REPRESENTATIVE. Seller has engaged Archon Group, L.P. or affiliated companies ("Asset Manager") to provide certain asset management services with respect to the Property, including acting as a liaison between Seller and Purchaser in connection with the Property and this Agreement. The Asset Manager will appoint one or more representatives ("Designated Representatives(s)") to deal with Purchaser. Whenever any approval, acceptance, consent, direction or action of Seller is required pursuant to this Agreement, Purchaser shall send to the Designated Representatives a written notice requesting same, which notice shall: (i)describe in detail the matter for which such approval, acceptance, consent, direction or other action of Seller is requested; (ii) be accompanied by a copy of any contract, agreement or other document to be executed by Seller evidencing such approval, consent, acceptance, direction or action of Seller; and (iii) be accompanied by such other documents, written explanations and information as may be reasonably necessary to explain the request fully and completely. The Asset Manager will communicate Seller's response to any such requests to Purchaser.

     12.19 [INTENTIONALLY OMITTED]

     12.20 AUDIT LETTER. If, after Closing, Purchaser is required to have the Property audited under the regulations of the Securities and Exchange Commission or as may be required by other federal laws and regulations applicable to real estate investment trusts, at Purchaser's request, at any time after the expiration of the Inspection Period (if Purchaser has elected to proceed with this Agreement) or within one (1) year after Closing, Seller shall provide to Purchaser's designated independent auditor a letter regarding Seller's books and records of the Property covering the period of time that Seller owned the Property (or such lesser period of time as may be required by the particular audit), which letter shall be in substantially the form attached hereto as Exhibit F. Purchaser agrees that it is not relying and shall not rely on such letter as constituting a representation or warranty of Seller to Purchaser, and Purchaser further agrees to indemnify, defend and hold hanniess Seller from any claim, damage, loss, or liability to which Seller is at any time subjected by any person who is not a party to this Agreement as a result of Seller's compliance with this Section 12.20. This Section 12.20 shall survive Closing.

                    [SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

                         SIGNATURE PAGE TO AGREEMENT OF
                                PURCHASE AND SALE
                                 BY AND BETWEEN
                      PS II REAL ESTATE LIMITED PARTNERSHIP
                                       AND
                      CORNERSTONE REALTY INCOME TRUST, INC.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.



                                          SELLER:

                                          PS II REAL ESTATE LIMITED PARTNERSHIP,
                                          a Delaware limited partnership

                                          By:     PS II Gen-Par, Inc.,
                                                  a Delaware corporation,
                                                  General Partner



Date executed by Seller:                          By:
                                                     ---------------------------
                                                  Name:
--------------------------                             -------------------------
                                                  Title:
                                                       -------------------------


                                          PURCHASER:
                                          ----------


                                          Cornerstone Realty Income Trust, Inc.,
                                          a Virginia Corporation

Date executed by Purchaser:               By:   /s/ Gus G. Remppies
                                             -----------------------------------
    11-11-98                              Name: Gus G. Remppies
--------------------------                     ---------------------------------
                                          Title: Vice President
                                               --------------------------------

                            JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Initial Earliest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earliest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

                                            Title Network, Ltd.
                                             (as agent for Fidelity National
                                             Title Insurance Company)
                                            a
                                             -----------------------------------

Date executed by Escrow Agent:              By:
                                               ---------------------------------
----------------------                      Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------